Exhibit 99.03


                    Significant Factors Impacting EPS (Notes)


                                       Three Months Ended March
                                       ------------------------
                                      2004       2003      Change
                                      ----       ----      ------

Consolidated Earnings-               $0.45      $0.41       $0.04

Significant Factors:
Retail Business                                              0.02
Competitive Generation                                         -
Synthetic Fuels                                              0.02
Leasing Business                                               -
Parent Company and Other                                     0.01
Impact of Additional Shares                                 (0.01)
                                                           -------
Total                                                       $0.04
                                                           =======

Notes

- As a result of using rounded numbers, the EPS for significant factors may not directly correspond to the variance in millions of dollars shown above.
- Diluted earnings per share are not more than 1 cent for any period reported above and are not material.
- Certain prior year data has been reclassified to conform with current year presentation.
- Information contained in this report is subject to review and adjustments and certain classifications may be different from final results published in the Form 10-Q.